EXHIBIT 99.1

             ANTs software inc. Appoints Robert H. Kite to its Board

           Seasoned Executive Brings Broad Range of Management Skills


BURLINGAME, Calif., January 6, 2005 -- ANTs software inc. (OTCBB:ANTS), a developer of high-performance SQL database management systems, today announced the appointment of Robert Henry Kite to its board of directors. With a diversified management background across a broad range of industries, Mr. Kite will add his extensive business experience to the ANTs board. He is currently president and COO of Kite Family Co. Inc., and the managing general partner of KFT LLLP, a family owned company. He oversees assets and operations in a variety of businesses, including commercial and industrial buildings, land holdings, stocks, bonds, commodities, MRI clinics, hotel and retail development.

"I am a shareholder of ANTs and have been following the company for a long time and am very pleased to be joining the board," said Mr. Kite. "The company's recent momentum with prospects and recognition by industry influencers indicates that this revolutionary product has great potential."

"We are delighted that Bob has joined the ANTs board of directors," said
Francis Ruotolo, board chairman and chief executive officer of ANTs. "We look forward to benefiting from his extensive management and business skills across a broad variety of industries."

Mr. Kite is a director of two publicly traded companies, two privately held companies, and one charitable organization. These include: National Energy Group
(NEGI) an oil and gas company based in Dallas TX, and Locate Plus (LPLHA), an internet-accessible database of public information based in Boston. He also serves on the boards of E2020, an Internet education company, and Financialz, an accounting software company. Mr. Kite's public service work includes board membership with Child Help USA.
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Mr. Kite previously worked in the construction industry in Saudi Arabia with Beck-Arabia, and in Central America in gold mining and manufacturing operations. He is a graduate of Southern Methodist University.

ANTs Data Server

The ANTs Data Server is an industry-standard database management system based on a breakthrough, high-performance SQL query execution engine that incorporates innovative, lock-free operations. It can be deployed stand-alone or as a helper database management system ("DBMS"), working in complement with traditional DBMS's. The ANTs Data Server has demonstrated superior performance for transaction applications, offering users significant cost savings by simplifying their database infrastructures. Performance-critical database operations can be deployed on fewer, low-cost servers with dramatically reduced license fees and administrative costs.

About ANTs software inc.

ANTs software inc. (OTCBB:ANTS), based in Silicon Valley, California, develops high-performance data management software that delivers unparalleled performance for transaction applications. The company's mission is to help customers reduce hardware, software, and development costs by providing exceptional database performance. For more information on ANTs software, visit http://www.ants.com.

                                      # # #

This press release is neither an offer to sell nor a solicitation of offers to purchase securities. This press release contains certain forward-looking statements as that phrase is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those projected. Such risks include but are not limited to the following: there can be no assurance that ANTs software inc. (the "Company") will produce the expected results; that it will produce a commercially viable product; that the Company will secure the necessary current and additional financing, intellectual property and staff to support current and future operations. Further risks are detailed in the Company's filings with the Securities and Exchange Commission, including the Company's most recent form 10-QSB for the quarter ended September 30, 2004. The Company undertakes no obligation to revise or publicly release the results of any revision to the forward-looking statements.